Exhibit 99.1

PRESS RELEASE	TheZenith Zenith National Insurance Corp. 21255 Califa St. Woodland Hills, CA 91367-9021 Reply to: P. O. Box 9055 Van Nuys, CA 91405-9055 Telephone: 818/713-1000

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, February 12, 2003 .. . . . . . . . . . . . . . . .  . . . . .. . . . . . . . . . . . . . . . . . .

Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $.25 per share on its outstanding shares.  The dividend is payable May 15, 2003 to stockholders of record at the close of business on April 30, 2003.

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